Page 1 YFV Transactions - Aggregate Net Proceeds (Dollars in Millions) Presented at JPM Conference in Aug 2013 Revised Forecast Amount Paid Amount Paid Value of YFV 50% Stake $928 At Close $928 At Close Direct Stakes in Other Interiors JVs 96 June 2015 96 June 2015 Dividends from Other Interiors JVs 28 June 2014 / June 2015 28 June 2014 / June 2015 Cash Distribution 198 At or Near Close 184 At or Near Close Gross Proceeds w/ Distribution $1,251 $1,236 Payment to Acquire Addt’l 11% of YFVE (68) At Close (68) At or Near Close – Additional Cash Capitalization of 50/50 Holdco * – (18) At or Near Close Proceeds Before Taxes $1,183 $1,150 Taxes (125) (128) Net Cash Proceeds After Taxes $1,058 $1,022 Transaction Proceeds Revised Forecast for YFV Transaction Proceeds Largely In-Line with Estimates Presented at JPM Conference in August 2013 * Joint venture partner is making a similar contribution.